# Comprehensive credit line contract

No.: 0304202112037946

Debtor (Party A): Xiamen Star Fashion Culture & Media Co., Ltd dwelling place: Room 2008, No.25, Jiahe Road, Siming District, Xiamen City one

Creditor (Party B): Xiamen International Bank Co., Ltd a tall building branch

dwelling place: Unit 1A, 1B, 2A and 2B, Xingang Square, No.10, Hubin North Road, Siming District, Xiamen City

Important Note: This contract is concluded by both parties on the basis of equality and voluntary through negotiation in accordance with relevant laws and regulations. All the terms of the contract are true expressions of the intention of both parties. In order to fully safeguard the legal rights of the debtor, the creditor hereby requests the debtor to carefully read the terms of the contract, especially the black part thereof, and pay full attention to its contents. If you have any doubt or uncertainty, please consult Party B and the professional institutions or professionals in time.

After consultation by the parties, Party B agrees to provide the following comprehensive credit line for use to Party A. In order to clarify the economic responsibilities of the parties, this contract is hereby signed as follows:

1. Total amount of quota: (currency, case), RMB eight million only (CNY 8; 000,000.00)

2. Validity period of the quota: The quota lasts from December 04,2021 to December 04,2024. Upon the expiration of the credit line, the unused credit line will automatically expire.

3. Loan interest rate and interest calculation (simple interest):

3.1 The loan interest rate shall be handled in the following ways in 3.1.1, and the value of the loan interest rate under this contract shall be the package

Tax-inclusive price including VAT.

3.1.1 The loan hereunder shall be calculated in sections as follows:

(1) Within three days from the date of issuance of each loan, the loan under this Contract shall have a unified fixed interest rate, with the loan interest rate at a fixed value of 5.0 0% (annual interest rate), no adjustment. If the loans are made under this contract

If the currency is RMB, the fixed value shall be determined by adding the quoted interest rate of two-year loan market (LPR) announced by the National Interbank Lending Center at the end of the operation one working day prior to the signing of this Contract.

(2) From the date of expiration of the period listed in paragraph (1) above (hereinafter referred to as "the date"), the loan interest rate of the issued and outstanding loans under this Contract shall be fixed for two years. Every full two years from that date is an interest rate floating cycle, and the corresponding date of each subsequent two years is the "interest rate determination date" of each interest rate floating cycle. Each interest rate floating cycle lending rate according to the cycle of interest rate of fixed interest rate, calculation formula is: a working day before the party b when the national interbank lending center announced one-year loan market quoted rate (LPR) plus 2.35% (annual interest rate), each interest rate floating cycle in two years LPR adjustment, the contract loan interest rate is not adjust accordingly.

In any case, the loan interest rate shall not be less than 6.2% (annual interest rate).

. 13 .2 (for overdraft) The overdraft rate (annual interest rate) is: /____

3.1.3 (Applicable to loan payment under the letter of credit, guarantee, acceptance bill) advance interest rate (year

Interest rate): adopted in this contract_____The loan rates listed in the article. 3. 1.4 Others:___________________/_____

3.2 Interest calculation

3.2.1 The interest shall be calculated from the actual withdrawal date of Party A, as mentioned below(1)____How to deal with:

(1) (applicable to RMB, US dollar, euro, Japanese yen loan) payable interest = actual withdrawal amount loan interest rate (annual interest rate) payment days 360

(2) (applicable to Hong Kong dollar, Singapore dollar loan) payable interest = actual withdrawal amount loan interest rate (annual interest rate) payment days 365

(3) (applicable to RMB discount) discount interest = discount days of par amount of exchange discount rate (annual interest rate) 360

(4) (applicable to overdraft) overdraft interest = overdraft overdraft interest rate (annual interest rate) 360. (The overdraft balance is based on the daily closing balance; if the interest rate occurs

Changes, which shall be calculated in subsections)

(5) Others:____________________________

3.2.2 Interest payment, as described below ___(2)___ How to deal with:

(1) (applicable to foreign currency loans, not to discount and overdraft) During the term of this Contract, Party B shall collect the interest on the loan on a quarterly basis on the last day of the month at the end of each quarter. Party A is paying off a certain loan

For all the loans under the account, the interest on all the loans shall be settled at the same time.

(2) (Applicable to RMB loan, not applicable to discount and overdraft) During the term of this Contract, Party B shall collect the interest on the loan on a quarterly basis, and the interest payment date is the 21st day at the end of each quarter. When party A pays off all the loans under an IOU, party A shall settle the interest on all the loans under the IOU at the same time.

(3) (applicable to overdraft) Party B shall charge overdraft interest on a monthly basis, and the interest payment date is the last day at the end of each month.

(4) (applicable to discount) It shall be calculated and collected when Party B pays the discount payment to Party A.

(5) Others: /

**4. Purpose of the quota:**

The amount under this contract can be used in item (1) below. Without the written consent of the creditor, the debtor shall not use the loan under the amount for any other purpose.

(1) Capital operation and turnover

(2) Payment under the opening letter of credit and the letter of credit

(3) Package loan under the letter of credit

(4) Issue a guarantee and the payment under the guarantee

(5) Payment under the opening of bank acceptance bills and drafts

(6) Export escort and exchange

(7) Overdraw

(8) Bill discount

(9) Foreign exchange trading

(10) Others:______/______.

**5. Limit of use:**

5.1 Party A shall open a current account with Party B. Each payment used by Party A shall be handled through its current account of Party B.

5.2 During the validity period of the quota, Party A shall submit a written application to Party B two working days in advance for each payment. Party B has the right to unilaterally decide whether to give Party A how to use the amount, and Party A shall use the amount only after the examination and approval of Party B. If Party B, for any reason, Party A does not have to agree to use the quota or issue the loan, Party A has no right to request the use of the quota or require Party B to issue the loan.

5.3 During the effective period of the quota, the amount, term and purpose of each credit shall be the corresponding business certificate (package

Including but not limited to the loan IOU, the relevant business vouchers issued by Party B, etc.).5.4 The total amount of the quota balance under each sub-purpose of this quota shall not exceed the total amount of the quota.

5.5 If party A lasts for the quota, Party A may recycle the quota.

5.6 (only for working capital loans) Loan funds are paid externally according to the following _And 5.6.1 speciesMethod processing:

5.6.1 Entrusted payment by the Lender. Party A entrusts Party B to transfer the loan funds issued to Party A's account to the transaction objects of Party A conforming to the purposes agreed herein. Party A shall bear all the legal and economic responsibilities arising from the entrustment.

In any of the following circumstances of the loan under this contract, the entrusted payment method of the lender shall be adopted in principle: (1) the newly established credit business relationship between party a and party b and party a's credit status is general; (2) the payment object is clear and the single payment amount is 20% of the total contract amount; (3) other circumstances identified by party b.

5.6.2 Independent payment by the debtor. After Party B issues the loan funds to Party A's account, Party A shall independently pay the loan funds to Party A conforming to the purpose agreed herein. Party A shall report within one month after each use of the loan to Party B the actual payment of the loan funds and provide the corresponding contract and other materials to prove it,

otherwise, Party B shall have the right to suspend Party A's withdrawal.

5.7 (Only Applicable to working capital loan) In the process of loan payment, if Party A's credit status decreases, or the profitability of its main business is not strong, or the use of the loan funds is abnormal, the external payment method of the loan funds shall be adjusted to the methods listed in 5.6.1, and Party B shall have the right to stop the issuance and payment of the loan funds.

5.8 (Only applicable to payment under the letter of credit and letter of credit) If Party A occupies the quota and applies for the letter of credit by Party B, it shall pay the amount equivalent to Party B before the application date___/___The% opening deposit shall serve as the pledge guarantee for the external payment under the letter of credit, giving Party B the first priority of compensation. If Party A fails to pay the letter of credit on schedule, Party B shall have the right to voluntarily deduct the above deposit, and shall have the right to voluntarily use the loan under the limit to pay the letter of credit. If Party B voluntarily draws the loan under this quota, the specific loan amount and term shall be unilaterally determined by Party B. In such case, Party A does not need to submit the loan IOU. Party A shall undertake all the obligations under this Contract arising therefrom.

5.9 (Only applicable to the letter of guarantee and payment under the letter of guarantee) If Party A occupies the amount and applies for Party B to open the guarantee, it shall pay the amount equivalent to /% to Party B before the application date

The deposit, as the pledge guarantee of the external payment under the guarantee, gives party B the first priority to be compensated

**counterpoise. In the case that the guarantee beneficiary requires Party B to perform the guarantee liability, Party B has the right to voluntarily deduct the deposit under the letter of guarantee, and has the right to voluntarily use the loan under this quota to directly pay the claim under the letter of guarantee. If Party B voluntarily draws the loan under this quota, the specific loan amount and term shall be unilaterally determined by Party B. In such case, Party A does not need to submit the loan IOU. Party A shall bear therefrom**

All obligations arising out hereunder this Contract. Party B's payment behavior shall not be affected by the dispute between Party A and the letter of guarantee. Party A shall be liable for the payment of all payments under the performance of the guarantee, foreign bank expenses (if any), if any), miscellaneous fees (if any), legal costs (if any) and other matters arising from the performance of the guarantee, etc.

5.10 (Only applicable to packaged loan) During the validity period of this quota, Party A shall pledge the letter of credit approved and accepted by Party B from abroad (hereinafter referred to as "pledged letter of credit") when handling each packaged loan. The amount of each packaged loan made by Party A shall not exceed 70% of the amount of the pledged letter of credit, and the term shall not exceed three months, and shall not exceed the validity period of this limit.

5.11 (only applicable to open a bank acceptance bill and draft under payment) party a if occupy the application to open a

bank acceptance bill, shall be delivered before make out an invoice application to party b the acceptance of the acceptance margin, as acceptance of foreign payment under the pledge guarantee, give party b the first priority of compensation. If Party A occupies the quota to open a bank acceptance bill, the maturity date of the bank acceptance bill shall not exceed 10 days before the maturity date of the quota.

**If Party A fails to pay the draft on time, Party B shall have the right to voluntarily deduct the deposit under the acceptance bill, and shall have the right to voluntarily use the loan under this quota to directly pay the acceptance bill. If Party B voluntarily draws the loan under this quota, the specific loan amount and term shall be unilaterally determined by Party B. In such case, Party A does not need to submit the loan IOU. Party A shall bear all the meanings under this Contract arising therefrom**

affair.

5.12 (only applicable to the year approved but under the original line still has "loans" amount balance) party a occupies party a and party b number for / / contract amount, apply to party b / (please fill in the original line except the "loan" balance item line use, such as: open letter of guarantee, issuing, bank acceptance, foreign exchange trading, etc.),

**If the quota balance has not been settled when the contract comes into effect, it shall be directly converted to the quota balance under this contract.**

5.13 (only applicable to the case of multi-contract quota plus aggregate control) occupied by Party A under this quota

The total balance of the quota and the balance of the amount occupied by Party A under the / Contract of Party B shall not exceed________/__(Fill in the amount in case) (the exchange rate is by / Conversion).

5.14 (Overdrafts only) The maximum term of each overdraft shall not exceed_____/ day, and shall not exceed the validity of this contract. The minimum overdraft amount shall not be less than (currency) / (amount case) /___, And the overdraft amount shall be (in currency)_____/, (Amount in case)___/___Of an integer multiple of.

5.15 Others:__________/________。

6. Repayment of principal and interest:

6.1 Party A shall pay the loan principal and interest in full and on time and as agreed herein. Party A authorizes Party B to voluntarily collect the loan principal, interest, penalty interest, compound interest, liquidated damages and other expenses agreed hereunder from the account funds opened by Party A in the branches of Xiamen International Bank Co., Ltd

(If any). Such money may be the original currency of the loan or any other currency converted into the equivalent of the original currency of the loan.

6.2 The amount in Party A's account is not sufficient to pay the principal, interest and other fees due hereunder

If used (if any), Party B has the right to decide the order of collection.6.3 Prepayment:

(1) Party A shall repay all or part of the undue loan in advance with the prior written consent of Party B.

(2) In the event of prepayment, Party A shall pay the loan principal, interest and all other expenses (if any) at the same time until the date of prepayment.

6.4 (Only applicable to working capital loans) Party A shall designate a special fund withdrawal account and timely provide Party B with the fund inflow and exit of the account.

6.5 (Only applicable to packaged loan) Party A shall repay the loan on time according to the maturity date agreed in each packaged loan application. The packaged interest is repaid with the principal. **Party B has the right to directly deduct the receipt or remittance under each pledged letter of credit to repay the corresponding packaged loan.**

6.6 (Applicable to the remittance only) Party A shall repay the loan on schedule according to the maturity date of each remittance bill.the second of the ten Heavenly Stems

**Party A shall have the right to directly deduct the receipt under each remittance document to repay the corresponding remitted loan, whether the remitted loan is due or not. The remitted interest is paid off along with the principal.**

6.7 (Only applicable to discount) Discounted principal and interest repayment: The discounted interest shall be directly deducted by Party B on the discount day.

After the bill of exchange under this contract is discounted by Party B, Party B has all the rights of the bills of the bill of exchange. When the draft is due, Party B shall directly collect the draft from the acceptor. If the refund or Party B fails to receive the amount of the draft on time when due, Party B may directly deduct the amount of the unpaid draft, interest and other expenses (if any) from the account of Party A. Party B shall enjoy the right of recourse against Party A and its former hands according to law. If the discounted draft is refused to pay by the acceptor due to the fake, clone or other reasons, Party A shall unconditionally return and refund the face value of the discounted draft to Party B.

7. **Guarantee**:

In order to guarantee the performance of Party A's obligations hereunder, 7.1 below__Plant to Party B

**Provide legal and valid guarantees.**

7.1 By_Zhan Jie, Tang Xiaohuan_(Hereinafter referred to as "Guarantor") shall provide full liability and joint guarantee for the repayment of all debts owed to Party B by Party A hereunder (the Guarantee Contract is attached).

7 .2 If / (hereinafter referred to as "the Mortgagor") has the ownership at / /, provide mortgage guarantee for the repayment of all debts owed by Party A to Party B under this Contract, and give Party B the first priority of compensation (the mortgage contract is attached).

7.3 With_____/___(Hereinafter referred to as "Pledgor A") Deposit in Party B (currency)___/____(Capital of amount) / and its fruits shall provide pledge guarantee for the repayment of all debts owed by Party A to Party B hereunder,

and party B shall be given the first priority of compensation (the pledge contract is also attached).

7.4 With__________/___(Hereinafter referred to as "Pledgor B") The deposit (currency) delivered to Party B / (in) /________ The fruits shall provide pledge guarantee for the repayment of all debts owed to Party A under this Contract, and give Party B the first priority of compensation (the pledge contract is attached).

7.5 With_____/___("Plegor C")____/_________The number of shares (company name) shares / equity and their interest shall provide pledge guarantee for the repayment of all debts owed by Party A to Party B under this Contract, and give Party B the first priority of compensation.(The pledge contract is attached separately).

7 .6 To______/______The total amount issued by the Bank (hereinafter referred to as the "Issuing Bank") in favor of Party B is (currency)___/ (Amount in case)_________/___The irrevocable standby letter of credit shall provide joint and several guarantee for the repayment of all debts owed to Party B by Party A under this Contract. If Party A fails to repay the debt in full on time as agreed herein, our bank has the right to meet the conditions agreed in the L / C

The issuing bank claims the debts owed by Party A.

7.7 By Party A to________/ (Fill in the company name) not less than (currency) / (amount case)_______/ The accounts receivable and the corresponding return payment shall provide the pledge guarantee for the repayment of all the debts owed by Party A to Party B under this Contract. After the withdrawal of accounts receivable, it shall first be used to repay the loan principal and interest, penalty interest, compound interest and other expenses (if any) owed by Party A to Party B, or directly deposit into Party A'the account of Party B and convert it into pledged deposits to guarantee the repayment of debts owed to Party B under this Contract. Party A warrants that its deposit account in Party B shall be the sole account of accounts receivable

*one-panelled door.*

7.8 Other guarantee conditions:_______________/_______________

8. Other conditions:

**8.1 In case of any of the following circumstances, Party A shall timely notify Party B and settle the debts as required by Party B**

**Compensation and guarantee.**

(1) Changes of the articles of association, business scope, registered capital, domicile, legal representative (responsible person), and changes of equity;

(2) serious difficulties in production and operation, deterioration of financial situation, production suspension, closure, dissolution, liquidation, suspension of business for rectification, business license revoked, revoked or filed for bankruptcy;

(3) involves or may involve major economic disputes, litigation, arbitration, or property is sealed, frozen, detained or supervised according to law;

(4) Members of the board of directors and the current senior management personnel are suspected of major cases or economic disputes or are given administrative penalties by relevant departments;

(5) The liability accident caused by the violation of relevant laws and regulations on food safety, safe production safety, environmental protection and other relevant regulations, regulatory regulations or industry standards, which has or may have an adverse impact on its performance of obligations under this Contract:

(6) other major adverse events affecting the solvency.

8.2 During the term of this Contract, if Party A has capital reduction, contracting, lease, joint-stock reform, joint venture, merger, merger, division, joint venture, equity transfer, foreign investment, substantial increase in debt financing

**Application for suspension of business for rectification, application for dissolution, application for bankruptcy and other circumstances that are sufficient to affect the realization of Party B's creditor's rights,**

Party B shall notify Party B in writing 30 days in advance and obtain the consent of Party B, and the debt shall be settled as required by Party B

**Payment and security.**

8.3 Party A shall provide Party B with financial accounting materials, production and operation information and relevant written explanations on a quarterly basis; Party A shall actively cooperate and consciously accept Party B's inspection and supervision of its production and operation, financial activities and the use of loans hereunder.

8.4 Party A shall provide any person with party B's written consent for any debt guarantee, mortgage, pledge or other forms of guarantee that may affect the repayment of Party B's claims.

8.5 Party A shall truthfully declare to Party B the use of each loan, and promise that the loan borrowed from Party B shall not flow into the securities market or futures market in any form, and shall not violate other legal restrictions or prohibitions on the use of the loan.

8.6 Party B shall have the right to inspect and understand Party A's loan payment management, fund application and fund withdrawal, and Party A shall cooperate with Party B in monitoring Party A's relevant accounts; Party A shall actively cooperate and facilitate Party B's inspection, understanding and account monitoring;

8.7 (Applicable to packaged purposes) During the validity period of this quota, Party A shall also comply with the packaged loan:

(1) The export documents delivered by Party A shall be consistent with the requirements of the pledge letter of credit, and the documents shall be consistent and only consistent.

(2) If the issuing party pledthe letter of credit requests Party A to modify or cancel the letter of credit, Party A may reply with the written consent of Party B; and such modification or cancellation shall not affect the interests of Party B.

(3) If Party A fails to perform the pledged letter of credit, Party A shall return the packaged loan from other sources of funds, or provide other mortgage or guarantee approved by Party B.

(4) If Party A fails to repay the export payment under the pledged letter of credit, Party A shall pay party B 1.25% of the loan repayment amount in the original currency of the loan.

(5) During the period of packaged loan, Party A shall provide Party B with inventory, products, production and operation as required by Party B, and Party B has the right to supervise the purchase, production, inventory, delivery and settlement of the product raw materials under the pledged letter of credit.

8.8 (Only applicable to Group customers) Party A shall timely inform Party B in writing of related transactions equivalent to more than 10% of its net assets, including: the related relationship of the parties and the nature of the transaction; and the amount of the transaction or the corresponding proportion: pricing policy (including transactions with no amount or only symbolic amount).

8.9 (Only applicable to the discount of acceptance bills) All bills, documents, materials and vouchers provided by Party A to Party B for the discount business of bills under this Contract are true, complete, accurate and effective.

Party A warrants that the bill of exchange applied for discount is true, legal and valid, and that party A has a true commodity transaction relationship with the drawer or the former hand if obtained through legal channels.

8.10 (Applicable to the business of offshore loan under the mode of external standby letter of credit) Party A shall pay per year_Before / month / day_____The pledged deposits listed in this article shall be deposited in the account opened by Party A in Party B, and Party A shall use the amount in full within five working days after Party B completes the effective procedures of the amount under this Contract, otherwise Party B shall have the right to cancel the amount.

8.11 (only applicable to guarantee and credit extension) If the guarantor hereunder this Contract stops production, closure, cancellation of registration, revocation of business license, cancellation, bankruptcy and operating loss, and partially or completely loses the guarantee ability corresponding to the loan, Party A shall timely provide other guarantees approved by Party B.

8.12 (only applicable to credit / pledge guarantee credit) under the contract loan collateral, pledged property value reduction, accidental damage or loss, or under this contract / pledge is seized, frozen, seizure, requisition, included in the scope of demolition or ownership dispute, etc., party a shall timely notify party b, and provide other guarantee.

**9. Statement and warranty:**

**Party A makes the following representations and warranties to Party B, which shall remain throughout the term of this Contract**

valid:

9.1 An enterprise legal person or organization established according to the law of the place of registration, has the qualification to operate the business stipulated in its business license, documents or articles of association in the place where the main business is registered, and has the qualification of the debtor subject.

9.2 The signing of this Contract has obtained all necessary authorization or approval. The signing and performance of this Contract shall not violate the articles of association or relevant laws and regulations, and shall not conflict with any other contract signed or being performed.

9.3 Operating in accordance with the law, with good credit status, and no bad records of credit default, bank debt evasion and cancellation.

9.4 It has a sound organizational structure and financial management system, not in the process of production and operation in the latest year

Violation of major violations of discipline, the current senior management personnel has no major bad record.9.5 Guarantee that the use of this quota is legitimate and legal.

9.6 All documents, materials, statements and vouchers provided by Party A to Party B for the business hereunder

Are true, complete, accurate and valid, and there are no false records, material omissions or misleading statements. The financial report provided to Party B is prepared in accordance with the current effective laws, regulations and financial accounting standards. The financial report is true, accurate, complete and effective in all material aspects, and fairly reflects the financial situation of Party A at the end of the accounting period and the operating performance during the accounting period, and the financial situation since the deadline of the latest financial report.

9.7 Failure to conceal from Party B any existing or ongoing matters that may affect its financial position and solvency, such as mediation, arbitration, litigation, enforcement and disciplinary and illegal events that may endanger Party B's rights and interests.

9.8 There is no ongoing litigation, arbitration, other administrative procedure or claims that may affect party A's execution or performance of this Contract and the payment of debts under this Contract.

9.9 Party A has carefully read this Contract and has fully understood and accepted the contents of this Contract. The signing and performance of this Contract by Party A is voluntary, and the entire intention is true.

10. Event of Default:

In any of the following circumstances, Party A shall breach the contract and Party B shall have the right to take various measures for the breach agreed herein:

**10.1 Party A violates the terms of this Contract or any statement, guarantee or commitment hereunder; 10.2 Any of the**

**following circumstances of Party A has occurred or may affect Party A's obligations hereunder**

The performance of:

(1) Any other debt that fails to become due (including being declared to be due earlier), or that fails to perform or breach its obligations under other agreements:

(2) If financial indicators such as profitability, solvency, operating capacity and cash flow deteriorate, which have or may adversely affect Party A's performance of obligations hereunder, the asset-liability ratio is higher than that___/_____; Other indicators: /

(3) Major adverse changes in brand, customers and market channels, or major adverse changes in ownership structure, production and operation, and foreign investment;

(4) Assets are sealed up, frozen, detained or enforced:

(5) Involving or may involve major economic disputes, litigation or arbitration;

(6) By judicial organs or tax, industry and commerce and other administrative law enforcement organs and administrative organs according to law

Take or take punitive measures according to law;

(7) The legal representative, actual controller, major investors, key management personnel have abnormal changes or involved in major cases or major assets of property preservation or suspected illegal or criminal acts, but are investigated or restricted by judicial organs according to law or other events that lead to their inability to normally perform their duties occur;

(8) Closing, dissolution, liquidation, suspension of business for rectification, revocation of business license, cancellation or application for failure

*give birth to:*

(9) Liability accidents caused by violations of relevant laws and regulations on food safety, safe production safety, environmental protection and other relevant laws and regulations, regulatory regulations or industry standards;

(10) Other circumstances that may adversely affect the realization of Party B's obligatory rights hereunder.

**10.3 If the guarantor hereunder (i. e., guarantor, mortgagor and pledgor) occurs, if Party A fails to provide any new guarantee that meets the requirements of Party B, Party A shall be deemed to breach the contract:**

(1) The guarantor violates the provisions of the guarantee documents, or its credit status deteriorates, or other incidents of the weakening of its guarantee ability occur;

(2) The mortgagor violates the provisions of the mortgage contract, or intentionally damages the mortgaged property, or the value of the mortgaged property may or has been significantly reduced, or the insurance of the mortgaged property is interrupted or revoked, or other events damaging to Party B's mortgage rights occur;

(3) The pledgor violates the provisions of the pledge documents, or the value of the pledge has or may be

significantly reduced, or other events that damage to Party B's pledge right occur;

(4) Failing to go through the registration and filing procedures with relevant institutions according to the provisions of laws and regulations;

(5) If the guarantee under this Contract is not conducive to Party B's creditor's rights (including but not limited to the equity of the target enterprise or the target assets as guarantee, Party A shall handle the guarantee registration procedures of the equity / target of the target enterprise and the transfer of the assets as agreed), and Party A fails to provide other guarantees approved by Party B.

10.4 (Applicable to Group Customer credit granting) In any of the following circumstances of Party A, Party A shall be deemed to have violated this Contract, and Party B shall have the right to take all measures for the breach listed in this Contract.

(1) Providing false materials or concealing important business financial facts;

(2) Change the original purpose of the credit extension without party B's consent, misappropriate the loan or engage in illegal or illegal transactions with it;

(3) Make use of false contracts with related parties to collect notes receivable and receivable without actual trade background

Discounting or pledge of claims such as accounts to obtain funds or grant credit:

(4) Refuse to accept Party B's supervision and inspection of its credit use and related business and financial activities:

(5) Any major merger, acquisition or reorganization occurs, which Party B considers may affect the security of credit granting;

(6) Party B's creditor's rights through related transactions.

10.5 (Only for overdraft business) If Party A has two overdue overdraft during the validity period of the quota; or the production, operation and capital structure deteriorate, resulting in financial crisis; or the overdraft settlement in Party B and the account is sealed and frozen by external institutions, it shall be deemed as Party A's breach of this Contract and Party B shall have the right to take the default measures listed in this Contract.

11. Bault default:

In case of any event of breach agreed herein, Party B shall have the right to take one or more of the following measures and Party A has no objection thereto:

11.1 Cut, suspend or terminate this quota, or shorten the effective period of the quota. 11.2 Stop the issuance of loans under this Contract.

11.3 If the loan is recovered in advance, all the amount owed by Yibao shall be due immediately during the term or not, and Party A is required to immediately repay all the debts owed to Party B under this Contract.

11.4 In addition to continuing to pay the interest not paid by Party A (including all or part of the loan interest, penalty interest, compound interest and other interest payable to Party B), Party A shall pay the compound

interest at the overdue penalty interest rate listed in Article 11.5.

11.5 For the overdue loan principal (including the whole or part of the loan principal due due earlier to Party B), the overdue interest shall be calculated and charged according to the overdue penalty interest rate set forth in this Treaty starting from the overdue date of the loan principal. The overdue penalty interest rate is the sum of the following two items: (1) the loan interest rate stipulated in article 3.1 of this contract;

(2) 50% of the loan interest rate set out in Article 3.1 of this Contract.

11.6 If Party A fails to use the loan for the purpose agreed herein, it shall pay party B liquidated damages from the date of misappropriation until the repayment of the principal and interest. The liquidated damages shall be 100 of the loan interest rate set in Article 3.1 hereof___%

。

11.7 If the loan principal is overdue for more than three months (inclusive), Party A shall, in addition to the interest and the interest rates stipulated in Articles 3.1,11.4 and 11.5 of the Contract, and shall also be overdue on the date of the expiration of the loan principal

The calculation formula of the delayed performance payment to Party B shall be the total amount of debts owed under this Contract calculated by Party A by the end of the loan

(Including but not limited to the loan principal, interest, penalty interest, compound interest, etc.) * (times by) /___-0 11.8 Have the right to exercise the security right.

11.9 Party A has the right to require Party A to provide a new guarantee approved by Party B.

11.10 If Party B realizes the creditor's rights through judicial recourse due to the breach of this Contract, Party A shall bear all expenses incurred in party B to realize the creditor's rights (including but not limited to legal costs, attorney's fees, property preservation fees, travel expenses, execution fee, evaluation fee, auction fee, etc.).

11.11 If Party A fails to repay the loan principal, interest, penalty interest, compound interest and other amounts due, respectively, Party B shall have the right to open from Party A all local and foreign currency accounts of Party B or other branches of Xiamen International Bank Co., Ltd. and deduct the corresponding amount to repay until all the amounts payable under Party A are repaid. If the deduction amount is inconsistent with the currency of this contract, it shall be paid off after conversion at the exchange rate announced by Party B.

11.12 (only applicable to issuing, acceptance, guarantee) during the term of this contract party b has accepted draft or open letter of credit, guarantee, delivery guarantee, etc., party b has the right to require party a additional insurance, gold amount, or party a in party b opened other accounts into the deposit account as the

money under this contract the external payment in the future.

## 12. Transfer of rights and obligations

12.1 Party B shall have the right to assign in part or all of its rights hereunder to a third party without the consent of Party A. After the assignment of the creditor's right, the assignee obtains the subordinate rights related to the creditor's right.

12.2 Without the written consent of Party B, Party A shall not assign all or part of its rights and obligations hereunder.

## 13. Effective, change and dissolution

13.1 This Contract shall come into force upon being signed (or sealed) by the authorized signatories and affixed with the official seal of the company. The contract shall expire until Party A pays off all the loan principal, interest, penalty interest, compound interest, liquidated damages and other expenses (if any) agreed hereunder.

13.2 Any change to this Contract shall be made in writing by both parties. Modification clause or

The agreement forms a part of this Contract and has the same legal effect as this Contract. The original clause shall remain in force before the change part takes effect.

13.3 The modification and termination of this Contract shall not affect the right of the contracting parties to claim compensation for losses. The termination of this Contract shall not affect the validity of the relevant dispute resolution clause.

## 14. Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong, Macao Special Administrative Region and Taiwan Region). Any dispute or dispute arising from or in connection with this Contract shall be settled by both parties through negotiation. If no agreement is reached through negotiation, it shall be under the jurisdiction of the people's court where Party B is located.

During the litigation, the provisions of this contract that does not involve the disputed part of the contract shall still be performed.

Other

15.1 The guarantee documents, specific business vouchers (including but not limited to the loan IOU, relevant business vouchers issued by Party B, etc.) and other legal documents related to this Contract shall be an integral part of this Contract.

15.2 Party B's failure to exercise or partially exercise or delay in exercising any right hereunder shall not constitute a waiver or alteration of such right or any other right and shall not affect its further exercise of such right or any other right.

15.3 The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of any other provisions, nor shall it affect the validity of the whole contract.

15.4 The invalidity of this Contract in whole or in part shall not affect the validity of the security clause.

15.5 The words "related party", "related party relationship", "related party transactions", "major investor individual" and "key management personnel" mentioned in this Contract have the same meaning as the Accounting Standards for Business Enterprises No.36 -Disclosure of Related Party (Accounting [2006] No.3) promulgated by the Ministry of Finance.

15.6 In this Contract, the title are for reference only and do not constitute any interpretation of the Contract and do not constitute any restriction on the contents and scope of the title.

**16. Other matters agreed upon by both parties:**

16.1 During the term of validity of this quota, Party A shall use the loan hereunder for capital operation turnover,

Party A shall provide Party B with the corresponding business contract, transfer voucher and other documents required by Party B. Party B shall have the right to check the above documents, decide whether to issue the loan and the specific amount and term of the loan, and pay the loan funds to the payee's account stated in the above contract.

16.2 Repayment plan:

16.2.1 Each loan under this Contract shall repay 5% of the withdrawal amount in every six months from the date of the withdrawal (This part shall not be used again without the written consent of Party B), and the remaining principal and interest of the loan shall be repaid before the maturity date of the loan.

16.2.2 Party A shall fully pay off the remaining principal and interest of the loan hereunder before the maturity date of the loan. When paying off all the loans hereunder, Party A shall settle all the remaining interest, overdue penalty interest, compound interest and other expenses of the loan at the same time. Party B may directly deduct the interest (including overdue penalty interest and compound interest) from Party A's deposit account.

16.3 During the validity period of this quota, Party A may withdraw the money in installments. The term of each loan used by Party A shall not exceed 12 months, and shall not exceed the maturity date of this amount.

16.4 within the period of validity of this line, party a shall not be used for equity loans, equity investment, fixed assets (including land development, infrastructure projects, real estate), equity, investment, and shall not be used to return the above purpose of other financial institutions borrowing, associated companies and other loans, shall not be prohibited in the

production and management areas and use, otherwise party b shall have the right to default measures of article 11 of this contract.

16.5 the parties to this contract to confirm the following address and way for party b notify party a loan related matters and the debt / guarantee obligations of creditor's rights transfer, collection and litigation (arbitration), execution and non-litigation case documents (package, including but not limited to the creditor's rights transfer notice, collection notice, payment notice, guarantee responsibility and other kinds of notice, book, and before preservation, first instance, second instance, retrial and other stages of litigation documents, notarial documents, arbitration documents, execution documents, non-litigation trial documents, evaluation report, materials, etc.) of service address and way:

To: Xiamen Star Fashion Culture and Media Co., Ltd., mailing address: Room 2008, No.25, Jiahe Road, Siming District, Xiamen City

Postcode: 361000, tel: 15606099476

Party A does not agree to accept the service of electronic documents, email address: /, electronic service shall have the same legal effect as written service.

After the above legal documents are sent, except for party A (or the legal representative himself), the office, mail room, property security guards, company colleagues and other adults living with them shall also be deemed to have been served. Party A agrees that the following dates shall be regarded as the date of service: if the letter is sent, three days (calendar day); delivered by special person

On the date of receipt of the recipient, from the date of successful email delivery. If Party A refuses to accept it, it shall be deemed to have been delivered within three days (calendar days) after the document is sent.

If the above delivery address and method are changed, Party A shall timely notify Party B, the court, arbitration committee, notary office and other relevant departments in writing within three days (calendar days) from the date of the change, and reconfirm the address and method of delivery in writing. Before Party B and the relevant departments receive the valid notice of the change of address, the above service address shall still be regarded as the valid service address of Party A. In case of any matter required to notify Party A, Party B may also post a notice, online banking, mobile banking, telephone, SMS and other methods on Party B's website.

17. This Contract is made in triplicate, with one held by Party A and two held by Party B. The copies shall have the same legal effect.

18, Statement of terms

The parties have read all the terms of this contract and paid special attention to the font of this contract.

At the request of the debtor, the creditor has made the corresponding provisions of this contract. The debtor [illegible] this contract

The meaning of the relevant paragraph and the corresponding legal consequences have been fully understood, and this contract is signed voluntarily.

first party:second party

Signature date: 03rd December, 2021

Signature: Siming District, Xiamen City (Please fill in the location of the branch office)

eyewitness: